CytoCore tenders payment to large note holder.
Cytocore has tendered payment of principal and accrued interest to a large note holder. This payment results in the reduction of liabilities by approximately $1.7 million. According to Robert F. McCullough Jr., Chief Financial Officer, “ the reduction of this note and accrued interest from our liabilities completes another major step in our financial restructuring as we strive to meet our goal of reducing liabilities to under $1.5 million by year end. At September 30, 2006, liabilities were $5.3 million.